UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.   20549
                          ___________________
                                FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
______________________________

BANKERS TRUST COMPANY
  (Exact name of trustee as specified in its charter)

NEW YORK
(Jurisdiction of Incorporation or

organization if not a U.S. national bank)

13-4941247
(I.R.S. Employer
Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK       10006
(Address of principal    (Zip Code)
executive offices)

     Bankers Trust Company
     Legal Department
     130 Liberty Street, 31st Floor
     New York, New York  10006
     (212) 250-2201
     (Name, address and telephone number of agent for
service)
             _____________________________

United Waste Systems, Inc.
(Exact name of obligor as specified in its charter)

DELAWARE
(State or other jurisdiction of
Incorporation or organization)

13-3532338
(I.R.S. employer
Identification no.)

FOUR GREENWICH OFFICE PARK
GREENWICH, CONNECTICUT   06830
(Address of principal    (Zip Code)
executive offices)

$150,000,000, 4 1/2% CONVERTIBLE SUBORDINATED NOTES
DUE JUNE 1, 2001
          (Title of the indenture securities)




Item   1. General Information.
          Furnish the following information as to the trustee.
          (a)  Name and address of each examining or
               supervising authority to which it is
               subject.

          Name                     Address

          Federal Reserve Bank
            (2nd District)         New York, NY
          Federal Deposit
            Insurance Corporation  Washington, D.C.
          New York State
           Banking Department      Albany, NY

          (b)  Whether it is authorized to exercise
               corporate trust powers.

               Yes.

Item   2. Affiliations with Obligor.

          If the obligor is an affiliate of the
          Trustee, describe each such affiliation.

          None.

Item 3.
  -15.    Not Applicable

Item  16. List of Exhibits.

          Exhibit 1 -    Restated Organization
                         Certificate of Bankers Trust
                         Company dated August 7, 1990,
                         Certificate of Amendment of
                         the Organization Certificate
                         of Bankers Trust Company dated
                         June 21, 1995 - Incorporated
                         herein by reference to Exhibit
                         1 filed with Form T-1
                         Statement, Registration No.
                         33-65171, and Certificate of
                         Amendment of the Organization
                         Certificate of Bankers Trust
                         Company dated March 21, 1996,
                         copy attached.

          Exhibit 2 -    Certificate of Authority to
                         commence business -
                         Incorporated herein by
                         reference to Exhibit 2 filed
                         with Form T-1 Statement,
                         Registration No. 33-21047.

          Exhibit 3 -    Authorization of the Trustee
                         to exercise corporate trust
                         powers - Incorporated herein
                         by reference to Exhibit 2
                         filed with Form T-1 Statement,
                         Registration No. 33-21047.

          Exhibit 4 -    Existing By-Laws of Bankers
                         Trust Company, dated as
                         amended on October 19, 1995. -
                         Incorporated herein by
                         reference to Exhibit 4 filed
                         with Form T-1 Statement,
                         Registration No. 33-65171.

          Exhibit 5 -    Not applicable.

          Exhibit 6 -    Consent of Bankers Trust
                         Company required by Section
                         321(b) of the Act. -
                         Incorporated herein by
                         reference to Exhibit 4 filed
                         with Form T-1 Statement,
                         Registration No. 22-18864.

          Exhibit 7 -    A copy of the latest report of
                         condition of Bankers Trust
                         Company dated as of June 30,
                         1996.

          Exhibit 8 -    Not Applicable.

          Exhibit 9 -    Not Applicable.

                                            SIGNATURE



  Pursuant to the requirements of the Trust Indenture
Act of 1939, as amended, the trustee, Bankers Trust
Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The
City of New York, and State of New York, on the 15th day of August, 1996.


                           BANKERS TRUST COMPANY



  By:  Susan Johnson
       Susan Johnson
       Assistant Vice President












                   State of New York,

                   Banking Department



     I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed
Certificate entitled "CERTIFICATE OF AMENDMENT OF THE
ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under
Section 8005 of the Banking Law," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series
Preferred Stock.

Witness, my hand and official seal of the Banking
Department at the City of New York,
this   21st    day of    March     in the Year of our
Lord one thousand nine hundred and ninety-six.



Peter M. Philbin
Deputy Superintendent of
  Banks


                              CERTIFICATE OF AMENDMENT

                                        OF THE

                               ORGANIZATION CERTIFICATE

                                   OF BANKERS TRUST

Under Section 8005 of the Banking Law

_____________________________

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant
Secretary of Bankers Trust Company, do hereby certify:

     1.   The name of the corporation is Bankers Trust
Company.

     2.   The organization certificate of said
corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

"III.   The amount of capital stock which the
corporation is hereafter to have is One Billion, Three
Hundred Fifty One Million, Six Hundred Sixty-Six
Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six
Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars
($1,000,000) each designated as Series Preferred
Stock."

is hereby amended to read as follows:

"III.   The amount of capital stock which the
corporation is hereafter to have is One Billion, Five
Hundred One Million, Six Hundred Sixty-Six Thousand,
Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six
Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars
($1,000,000) each designated as Series Preferred
Stock."

  6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

  IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


James T. Byrne, Jr.
James T. Byrne, Jr.
Managing Director


Lea Lahtinen
Lea Lahtinen
Assistant Secretary

State of New York             )
                              )  ss:
County of New York            )

  Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust
Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.


Lea Lahtinen
Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.


  Sandra L. West
  Notary Public


SANDRA L. WEST
Notary Public State of New York
No. 31-4942101
Qualified in New York County
Commission Expires September 19, 1996
Counterpart filed in the
Office of the Superintendent of
Banks, State of New York,
This 21st day of March, 1996











Legal Title of Bank:  Bankers Trust Company
Address:  130 Liberty Street
City, State    ZIP:  New York, NY  10006
FDIC Certificate No.:   0 0 6 2 3
Call Date: 6/30/96
Vendor ID: D
ST-BK:  36-4840
CERT:  00623
FFIEC 031
Page RC-1



Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks June 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                  C400
                              Dollar Amounts
                              in Thousands   RCFD  Bil  Mil  Thou
                              --------------
ASSETS

1.   Cash and balances due from
     depository institutions
     (from Schedule RC-A):
     a.   Noninterest-bearing
     balances and currency
     and coin(1)                             0081      1,631,000  1.a.
     b.   Interest-bearing
     balances(2)                             0071      2,066,000  1.b.
2.   Securities:
     a.   Held-to-maturity securities
     (from Schedule RC-B,
     column A)                               1754      0          2.a.
     b.   Available-for-sale
     securities (from Schedule
     RC-B, column D)                         1773      3,761,000  2.b.
3.   Federal funds sold and securities
     purchased under agreements to
     resell in domestic offices of the bank
     and of its Edge
     and Agreement subsidiaries, and in
     IBFs:
     a.  Federal funds sold                  0276      5,162,000   3 a.
     b.  Securities purchased
     under agreements to resell              0277      4,192,000   3.b.
4.   Loans and lease financing
     receivables:
     a.  Loans and leases, net of
     unearned income (from
     Schedule RC-C)                     RCFD 2122      24,849,000   4.a.
     b.  LESS:
     Allowance for loan
     and lease losses                   RCFD 3123      923,000      4.b.
     c.   LESS:
     Allocated transfer
     risk reserve                       RCFD 3128      0            4.c.
     d.   Loans and leases, net of
     unearned income, allowance, and
     reserve (item 4.a minus
     4.b and 4.c)                            2125      23,926,000   4.d.
5.   Assets held in trading accounts         3545      33,052,000   5.
6.   Premises and fixed assets
     (including capitalized leases)          2145      858,000      6.
7.   Other real estate owned (from
     Schedule RC-M)                          2150      216,000      7.
8.   Investments in unconsolidated
     subsidiaries and associated
     companies (from Schedule RC-M)          2130      271,000      8.
9.   Customers' liability to this
     bank on acceptances outstanding         2155      572,000      9.
10.  Intangible assets (from Schedule
     RC-M)                                   2143      18,000       10.
11.  Other assets (from Schedule RC-F)       2160      7,612,000    11.
12.  Total assets (sum of items 1
     through 11)                             2170      83,337,000   12.
__________________________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.


Legal Title of Bank:  Bankers Trust Company
Address:  130 Liberty Street
City, State    ZIP:  New York, NY  10006
FDIC Certificate No.:   0 0 6 2 3
Call Date: 6/30/96
Vendor ID:D
ST-BK:  36-4840
CERT:  00623
FFIEC 031
Page RC-2

Schedule RC--Continued
     Dollar Amounts in Thousands             Bil  Mil  Thous

LIABILITIES

13.  Deposits:      a.  In domestic
     offices (sum of
     totals of
     columns A and C
     from Schedule
     RC-E, part I)                           RCON 2200 9,040,000   13.a.
     (1)  Noninterest-
     bearing(1)     RCON 6631      3,569,000                       13.a.(1)
     (2)  Interest-
     bearing        RCON 6636      5,471,000                       13.a.(2)
     b.  In foreign offices, Edge and
     Agreement subsidiaries, and IBFs
     (from Schedule RC-E part II)            RCFN 2200 19,648,000  13.b.
     (1)  Noninterest-
     bearing        RCFN 6631      494,000                         13.b.(1)
     (2)  Interest-
     bearing        RCFN 6636   19,154,000                         13.b.(2)
14.  Federal funds purchased and securities
     sold under agreements to repurchase in
     domestic offices of the bank and of its
     Edge and Agreement subsidiaries,
     and in IBFs:
     a.  Federal funds purchased             RCFD 0278 2,564,000   14.a.
     b.  Securities sold under
     agreements to repurchase                RCFD 0279 790,000     14.b.
15.  a.  Demand notes issued
     to the U.S. Treasury                    RCON 2840 0           15.a.
     b.  Trading liabilities                 RCFD 3548 18,177,000  15.b.
16.  Other borrowed money:
     a.  With original maturity
     of one year or less                     RCFD 2332 16,421,000  16.a.
     b.  With original maturity
     of more than one year                   RCFD 2333 3,388,000   16.b.
17.  Mortgage indebtedness and
     obligations under
     capitalized leases                      RCFD 2910 31,000      17.
18.  Bank's liability on
     acceptances executed
     and outstanding                         RCFD 2920 572,000     18.
19.  Subordinated notes and
     debentures                              RCFD 3200 1,227,000   19.
20.  Other liabilities
     (from Schedule RC-G)                    RCFD 2930 6,911,000   20.
21.  Total liabilities (sum
     of items 13 through 20)                 RCFD 2948 78,769,000  21.

22.  Limited-life preferred
     stock and related surplus               RCFD 3282 0            22.
EQUITY CAPITAL
23.  Perpetual preferred stock
     and related surplus                     RCFD 3838 500,000      23.
24.  Common stock                            RCFD 3230 1,002,000    24.
25.  Surplus (exclude all surplus
     related to preferred stock)             RCFD 3839 528,000      25.
26.  a.  Undivided profits and
     capital reserves                        RCFD 3632 2,915,000    26.a.
     b.  Net unrealized holding gains
     (losses) on available-for-sale
     securities                              RCFD 8434 (5,000)      26.b.
27.  Cumulative foreign currency
     translation adjustments                 RCFD 3284 (372,000)    27.
28.  Total equity capital
     (sum of items 23 through 27)            RCFD 3210 4,568,000    28.
29.  Total liabilities, limited-life
     preferred stock, and equity capital
     (sum of items 21, 22,
     and 28)                                 RCFD 3300 83,337,000   29.
Memorandum
To be  reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work
     performed for the bank by independent external      Number
     auditors as of any date during 1995.....RCFD  6724  2  M.1

1= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2= Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3= Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4= Director's examination of the bank performed by other external auditors (may be required by state chartering authority)

5=   Review of the bank's financial statements by external auditors

6=   Compilation of the bank's financial statements by external auditors

7=   Other audit procedures (excluding tax preparation work)

8=   No external audit work
______________________
(1) Including total demand deposits and noninterest-bearing time and savings deposits.